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                                                                   Exhibit(j)(2)

            Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Smith Barney Investment Funds Inc.:

We consent to the incorporation by reference, in this registration statement, of our reports dated June 18, 2004, on the statements of assets and liabilities, including the schedules of investments, of the Smith Barney All Cap Growth and Value, Global All Cap Growth and Value, and Large Cap Growth and Value Funds ("Funds") as of April 30, 2004, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the periods as described below. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the heading "Financial highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in these Statements of Additional Information.

Portfolios
Smith Barney All Cap Growth and Value Fund
                                         Financial Highlights      Three-year period ended April 30, 2004
                                                                   and for the period from June 30, 2000
                                                                   (commencement of operations) to April
                                                                   30, 2001.

Smith Barney Global All Cap Growth and Value Fund
                                         Financial Highlights      Three-year period ended April 30, 2004
                                                                   and for the period from June 30, 2000
                                                                   (commencement of operations) to April
                                                                   30, 2001.

Smith Barney Large Cap Growth and Value Fund
                                         Financial Highlights      Four-year period ended April 30, 2004
                                                                   and for the period from August 31, 1999
                                                                   (commencement of operations) to April
                                                                   30, 2000.

                                                                   KPMG LLP

New York, New York
August 25, 2004